UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On December 10, 2019, Talos Energy Inc. (the “Company”) and Talos Production Inc., a wholly owned subsidiary of the Company (“Talos Production”), entered into separate Purchase and Sale Agreements (collectively, the “Purchase Agreements”) with each of the following parties, as seller: ILX Holdings, LLC, ILX Holdings II, LLC, ILX Holdings III LLC and Castex Energy 2014, LLC, each an affiliate of Riverstone Holdings LLC (“Riverstone Holdings,” and such parties, collectively, the “Riverstone Sellers”), and Castex Energy 2016, LP (“Castex 2016,” and together with the Riverstone Sellers, the “Sellers”). Pursuant to the Purchase Agreements, among other things, Talos Production will acquire all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of each of the respective Sellers (collectively, the “Acquisitions”; and the Acquisitions from the Riverstone Sellers, the “Riverstone Acquisitions,” and the Acquisitions from Castex 2016, the “Castex 2016 Acquisition”) for aggregate consideration consisting of the following, subject to certain negotiated adjustments: (i) an aggregate amount of cash from Talos Production equal to $385 million and (ii) an aggregate of 11 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be newly issued to the Riverstone Sellers (such shares, the “Acquisition Shares,” and such issuances, the “Stock Issuance”). At signing, Talos Production deposited in escrow an amount in cash (the “Deposit”) equal to five percent of the Unadjusted Purchase Price (as defined in the applicable Purchase Agreement) under each Purchase Agreement that will be applied at closing towards the cash component of the purchase price under each Purchase Agreement if closing occurs. The Purchase Agreements will have an effective time of 12:00 a.m., Central Time, on July 1, 2019.

As of December 10, 2019, certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (collectively, “Riverstone Funds”), an affiliate of Riverstone Holdings, (i) beneficially owned and possessed voting power over approximately 27.5% of the issued and outstanding Common Stock. Pursuant to a Stockholders’ Agreement, dated as of May 10, 2018 (the “Stockholders’ Agreement”), by and among the Company and the other parties thereto, Riverstone Funds currently have (i) the right to designate two persons for nomination by the board of directors of the Company (the “Board”) for election to the Board (a “Riverstone Director”) and (ii) the collective right, together with certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (collectively, “Apollo Funds”), to designate two additional persons for nomination by the Board for election to the Board (a “Joint Director”). Two Riverstone Directors and one Joint Director currently serve on the Board pursuant to the Stockholders’ Agreement.

Representations, Warranties and Covenants

The Purchase Agreements contain customary representations and warranties for transactions of this nature. The Purchase Agreements contain customary pre-closing covenants of the parties, including the obligation of the Sellers to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

Indemnification

The parties have agreed to provide post-closing indemnification for certain losses arising from breaches of certain of the representations, warranties and covenants made in the Purchase Agreements, and for losses arising from certain other liabilities, subject to certain limitations. As contemplated by the Purchase Agreements, Talos Production has obtained representation and warranty insurance to provide coverage for certain breaches of representations and warranties of the Sellers contained in the Purchase Agreements, which will be subject to certain exclusions, deductibles and other terms and conditions set forth therein. Pursuant to the Purchase Agreements, the costs to obtain such insurance policy will be borne 50% by Talos Production and 50% by the Sellers. After closing, the applicable Seller’s indemnification obligations to Talos Production are, as provided in the applicable Purchase Agreement, supported by (i) a parent guarantee by the applicable Seller’s affiliate, (ii) retention of a portion of the purchase price by the escrow agent to satisfy the Seller’s indemnification obligations, or (iii) a combination of (i) and (ii), subject in each case to the terms, conditions and survival periods set forth in the applicable Purchase Agreements and parent guarantees.

Conditions to the Parties’ Obligations under the Purchase Agreements; Termination Rights

Before the closing of the Acquisitions, Talos Production intends to conduct due diligence to assess the aggregate dollar value of any title and environmental defects, preferential purchase rights and certain consents. If the aggregate value of these matters, together with certain casualty losses, equals or exceeds 20% of the Unadjusted Purchase Price under each Purchase Agreement, each of Talos Production and the applicable Seller in such Purchase Agreement has the right to decline to close.

The Acquisitions are expected to close in the first quarter of 2020, subject to the satisfaction of customary closing conditions, including (i) subject to specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Purchase Agreements, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreements, (iii) the absence of certain legal matters prohibiting the Acquisitions, (iv) the purchase price condition described above, (v) the counterparty being ready to deliver the closing deliverables, (vi) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any foreign antitrust law, (vii) the Acquisition Shares being authorized for listing on the NYSE, and (viii) the filing with the U.S. Securities Exchange Commission (the “SEC”) and the mailing to the Company’s stockholders of a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing the information specified in Schedule 14C under the Exchange Act concerning the transactions contemplated by the Purchase Agreements, related to the Stock Issuance, which has been approved through written consent as described under Item 5.07 below.

The consummation of each of the Riverstone Acquisitions is cross conditioned on the closing of each of the other Riverstone Acquisitions. The consummation of the Castex 2016 Acquisition is conditioned on the closing of each of the Riverstone Acquisitions.

There can be no assurance that these closing conditions will be satisfied.

If any Purchase Agreement is terminated by Talos Production as a result of the applicable Seller’s willful breach or failure to consummate the applicable Acquisition by a specified outside date when the Seller’s conditions to closing have been satisfied and Talos Production is ready, willing and able to close the Acquisition, Talos Production will be entitled to, at its option, obtain specific performance of the Seller to consummate the Acquisition or receive the Deposit and recover its actual damages up to an amount not to exceed the Deposit. If any Purchase Agreement is terminated by the applicable Seller as a result of Talos Production’s willful breach or failure to consummate the applicable Acquisition by a specified outside date when Talos Production’s conditions to closing have been satisfied and the Seller is ready, willing and able to close the Acquisition, then the Seller will be entitled to, at its option, obtain specific performance of Talos Production to consummate the Acquisition or receive the Deposit as liquidated damages.

The foregoing description of the Purchase Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, copies of which are filed as Exhibits 2.1 through 2.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Registration Rights Agreement

The Company and the Riverstone Sellers have agreed under the Purchase Agreements to, at closing, enter into an amendment, in substantially the form set forth as an exhibit to the Purchase Agreements, to the Registration Rights Agreement, dated as of May 10, 2018 (the “Original Registration Rights Agreement”), by and between the Company and certain holders of Common Stock party thereto (such amendment, the “RRA Amendment,” and the Original Registration Rights Agreement, as amended by the RRA Amendment, the “Registration Rights Agreement”). The Amendment will add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Registration Rights Agreement and provide such parties with customary registration rights with respect to the Acquisition Shares that will be received by the Riverstone Sellers upon closing of the Riverstone Acquisitions.

Joinder and Amendment

The information set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2019, in connection with the entry into the Purchase Agreements, the Company, Talos Production and certain other direct and indirect subsidiaries of the Company and Talos Production entered into a Joinder, Commitment Increase Agreement, Second Amendment to Credit Agreement, Borrowing Base Redetermination Agreement, and Amendment to Other Credit Documents (the “Joinder and Amendment”), which amended the Credit Agreement, dated as of May 10, 2018 (as previously amended and as further amended by the Joinder and Amendment, the “Credit Agreement”), among the Company, Talos Production, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks, the lenders party thereto and the other persons from time to time party thereto, in order to (i) effective as of December 11, 2019, (a) increase the commitments of certain of the lenders party thereto prior to such date and join certain financial institutions as additional lenders (such lenders and additional lenders, collectively, the “Current Lenders”) such that, after giving effect to such joinders and new or increased commitments, the aggregate commitments thereunder was increased from $850.0 million to $950.0 million and (b) increase the borrowing base from $850.0 million to $950.0 million, (ii) conditioned and effective upon consummation of the Transactions, (a) increase the commitments of each of the Current Lenders such that, after giving effect to increased commitments, the aggregate commitments thereunder will be increased from $950.0 million to $1.15 billion and (b) the borrowing base will be increased from $950.0 million to $1.15 billion and (iii) amend certain other provisions of the Credit Agreement and certain other credit documents as more specifically set forth in the Joinder and Amendment.

The foregoing description of the Joinder and Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Joinder and Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description of the Purchase Agreements, the Acquisitions and the Stock Issuance in Item 1.01 above is incorporated in this Item 3.02 by reference.

The Acquisition Shares will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 10, 2019, Apollo Funds and Riverstone Funds (collectively, the “Majority Stockholders”) delivered to the Company an irrevocable written consent approving the Stock Issuance. As of December 10, 2019, the Majority Stockholders held shares of Common Stock representing approximately 62.9% of the voting power of all outstanding shares of Common Stock. Accordingly, the approval of the Stock Issuance by the Company’s stockholders, as required by Section 312.03 of the New York Stock Exchange Listed Company Manual, was effected in accordance with the Amended & Restated Bylaws of the Company and the General Corporation Law of the State of Delaware on December 10, 2019. No further approval of the stockholders of the Company is required to approve the Stock Issuance.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings, LLC.

Exhibit Number	Description of Exhibit

2.2*	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings II, LLC.

2.3*	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings III LLC.

2.4*	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2014, LLC.

2.5*	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2016, LP.

10.1

Joinder, Commitment Increase Agreement, Second Amendment to Credit Agreement, Borrowing Base Redetermination Agreement, and Amendment to Other Credit Documents, dated as of December 10, 2019, by and among Talos Energy Inc., as holdings, Talos Production Inc., as borrower, each other credit party, JPMorgan Chase Bank, N.A., as administrative agent, each issuing bank, the swingline lender, and the lenders (including the new lenders) party thereto.

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary